EXHIBIT 11



September 27, 2006

                                              By Facsimile and Overnight Courier
                                              ----------------------------------

Pequot Offshore Private Equity Partners III, L.P.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880
Attn: Aryeh Davis, Carlos Rodrigues

Re: Subordination Agreement dated as of December 30, 2005 between Pequot Offshore Private Equity Partners III, L.P., and Square 1 Bank (the "Agreement")

Dear Messrs. Davis and Rodrigues:

This letter constitutes a Payment Blockage Notice as defined in the Agreement. Pursuant to the terms of the Agreement, Pequot may not exercise any remedy with respect to Borrower nor receive any payment, other than as specifically set forth in the Agreement, from the date of this notice through the period specified in the Agreement.

The attached September 15, 2006 Notice of Default to Irvine Sensors Corporation (the "Borrower") formally notified the Borrower of its default under section 6.7(b) of the Loan and Security Agreement between the Borrower and Square 1 Bank.

Please contact the undersigned if you have any questions.

Very truly yours,

/s/ Michael Berrier

Michael Berrier
Senior Vice President
Regional Manager

cc:      Proskauer Rose LLP
         1585 Broadway
         New York, NY 10036-8299
         Attn: Adam J. Kansler, Esq.


                                 Square 1 Bank
                           406 Blackwell St. Ste. 240
                                Durham, NC 27701
                             Office (919)-314-3040
                               Fax (919)-314-3080

September 15, 2006





John Stuart
Chief Financial Officer
Irvine Sensors Corporation
3001 Red Hill Avenue, Building 3, Suite 108
Costa Mesa, CA 92626-4526

Re:      Square 1 Bank Loan and Security Agreement Violation

Dear John:

With reference to the Loan and Security Agreement between Irvine Sensors Corporation ("Borrower") and Square 1 Bank ("Bank") dated December 30th, 2005 (as amended, the "Agreement"), the Borrower is in violation of the Debt Service Coverage Ratio financial covenant, as more particularly described in Section 6.7(b) of the Agreement, for the period ending July 31, 2006. Under the terms of the Agreement, Borrower is required to meet a Debt Service Coverage Ratio of 1.2 to 1.00. For the period ending July 31, 2006 the Debt Service Coverage Ratio was (0.94):1.00.

Borrower is also in default under Section 8.6 of the Agreement as a result of Borrower's default under the Pequot Notes referenced in Borrower's Form 10-Q filed with the Securities and Exchange Commission on August 21, 2006.

This letter constitutes a notice of default and does not modify the Agreement or constitute a waiver of any current or future violation of the terms and conditions of the Agreement, including, without limitation, those referenced in that certain letter sent by the Bank on August 2, 2006. Please be advised that the Bank will not advance to Borrower any additional funds under the Agreement during the continuance of the default described in this letter, Bank reserves the right to exercise its rights and remedies against Borrower in connection with this breach or any other breach.

Very truly yours,

/s/ Michael Berrier

Michael Berrier
Senior Vice President
Regional Manager


                                 Square 1 Bank
                           406 Blackwell St. Ste. 240
                                Durham, NC 27701
                             Office (919)-314-3040
                               Fax (919)-314-3080

September 27, 2006





Pequot Private Equity Fund III, L.P.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880
Attn: Aryeh Davis; Carlos Rodrigues

Re: Subordination Agreement dated as of December 30, 2005 between Pequot Private Equity Fund III, L.P., and Square 1 Bank (the "Agreement")

Dear Messrs. Davis and Rodrigues:

This letter constitutes a Payment Blockage Notice as defined in the Agreement. Pursuant to the terms of the Agreement, Pequot may not exercise any remedy with respect to Borrower nor receive any payment, other than as specifically set forth in the Agreement, from the date of this notice through the period specified in the Agreement.

The attached September 15, 2006 Notice of Default to Irvine Sensors Corporation (the "Borrower") formally notified the Borrower of its default under section 6.7(b) of the Loan and Security Agreement between the Borrower and Square 1 Bank.

Please contact the undersigned if you have any questions.

Very truly yours,

/s/ Michael Berrier

Michael Berrier
Senior Vice President
Regional Manager

cc:      Proskauer Rose LLP
         1585 Broadway
         New York, NY 10036-8299
         Attn: Adam J. Kansler, Esq.


                                 Square 1 Bank
                           406 Blackwell St. Ste. 240
                                Durham, NC 27701
                             Office (919)-314-3040
                               Fax (919)-314-3080

September 15, 2006

John Stuart
Chief Financial Officer
Irvine Sensors Corporation
3001 Red Hill Avenue, Building 3, Suite 108
Costa Mesa, CA 92626-4526

Re:      Square 1 Bank Loan and Security Agreement Violation

Dear John:

With reference to the Loan and Security Agreement between Irvine Sensors Corporation ("Borrower") and Square 1 Bank ("Bank") dated December 30th, 2005 (as amended, the "Agreement"), the Borrower is in violation of the Debt Service Coverage Ratio financial covenant, as more particularly described in Section 6.7(b) of the Agreement, for the period ending July 31, 2006. Under the terms of the Agreement, Borrower is required to meet a Debt Service Coverage Ratio of 1.2 to 1.00. For the period ending July 31, 2006 the Debt Service Coverage Ratio was (0.94):1.00.

Borrower is also in default under Section 8.6 of the Agreement as a result of Borrower's default under the Pequot Notes referenced in Borrower's Form 10-Q filed with the Securities and Exchange Commission on August 21, 2006.

This letter constitutes a notice of default and does not modify the Agreement or constitute a waiver of any current or future violation of the terms and conditions of the Agreement, including, without limitation, those referenced in that certain letter sent by the Bank on August 2, 2006. Please be advised that the Bank will not advance to Borrower any additional funds under the Agreement during the continuance of the default described in this letter. Bank reserves the right to exercise its rights and remedies against Borrower in connection with this breach or any other breach.

Very truly yours,

/s/ Michael Berrier

Michael Berrier
Senior Vice President
Regional Manager



                                 Square 1 Bank
                           406 Blackwell St. Ste. 240
                                Durham, NC 27701
                             Office (919)-314-3040
                               Fax (919)-314-3080